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                                                                     EXHIBIT 5.1

                         [LETTERHEAD OF BROWN & BAIN]


                               September 24, 1996


                       Medicis Pharmaceutical Corporation
                       Registration Statement on Form S-3


Ladies and Gentlemen:

         We have acted as counsel to Medicis Pharmaceutical Corporation, a Delaware corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed public offering by the Company of 1,850,000 shares of the Common Stock of the Company (the "Common Stock") (212,750,000 shares if the over-allotment option granted by the Company to the Underwriters is exercised in full). The Common Stock are to be registered pursuant to a registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission"). Capitalized terms used herein without definition shall have the meaning set forth in the Registration Statement.

         In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents, including the Certificate of Incorporation and Bylaws of the Company, each as amended to date, as we have deemed necessary to enable us to express the opinion set forth herein. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to certain factual matters relevant to this opinion and other written and oral representations made to us by the officers of the Company, and on the originals or copies, certified or otherwise identified to our satisfaction as conforming to the originals thereof, of such other documents and corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, and the genuineness of all signatures (other than that of the Company) on all documents reviewed by us.




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                         [LETTERHEAD OF BROWN & BAIN]



Medicis Pharmaceutical                -2-                     September 24, 1996
Corporation


         Based on the foregoing and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         The Common Stock to be issued by the Company, pursuant to the terms of the Registration Statement and an Underwriting Agreement to be entered into by the Company and Robertson, Stephens & Company, LLC and A.G. Edwards & Sons, Inc., as Representatives of the several Underwriters, have been duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of such Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable.

         This opinion is limited to the present laws of the State of Delaware and the present federal laws of the United States and to the facts as they presently exist. We hereby consent to references to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Brown & Bain, P.A.

                                                     Brown & Bain, P.A.